UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2018

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 22, 2018, Celgene Corporation (“Celgene”) held an investor conference call relating to the execution of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Celgene, Blue Magpie Corporation, a wholly-owned subsidiary of Celgene (“Purchaser”), and Juno Therapeutics, Inc. (“Juno”). Pursuant to the Merger Agreement, Purchaser will commence a tender offer to purchase all of the issued and outstanding shares of Juno’s common stock, par value $0.0001 per share, for $87.00 per share in cash. If successful, the tender offer will be followed by a merger of Purchaser with and into Juno, with Juno surviving the merger as a wholly-owned subsidiary of Celgene. A copy of the presentation presented on the investor conference call is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On January 22, 2018, Celgene and Juno issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K (including the exhibits referenced herein) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits

99.1	Investor Presentation

99.2	Joint Press Release, dated January 22, 2018

Important Information

The tender offer described herein has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Juno. At the time the tender offer is commenced, Celgene and Purchaser intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Juno intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Celgene, Purchaser and Juno intend to mail these documents to the stockholders of Juno. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND JUNO STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. STOCKHOLDERS OF JUNO WILL BE ABLE TO OBTAIN A FREE COPY OF THESE DOCUMENTS (WHEN THEY BECOME AVAILABLE) AND OTHER DOCUMENTS FILED BY JUNO, CELGENE OR PURCHASER WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Celgene undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond the control of Celgene, including the following: (a) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (b) the inability to complete the transaction due to the failure to satisfy conditions to the transaction; (c) the risk that the proposed transaction disrupts current plans and operations; (d) difficulties or unanticipated expenses in connection with integrating Juno into Celgene; (e) the risk that the acquisition does not perform as planned; and (f) potential difficulties in employee retention following the closing of the transaction. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in the public reports of each company filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: January 22, 2018	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and
Chief Financial Officer (principal financial and accounting officer)